Exhibit 24.1

TIMKENSTEEL CORPORATION

REGISTRATION STATEMENT ON FORM S-1

POWER OF ATTORNEY

Each of the undersigned directors and officers of TimkenSteel Corporation, an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of Frank A. DiPiero, Amanda J. Sterling and Kristine C. Syrvalin, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-1 relating to the issuance of common shares, without par value, of the Registrant by the Registrant pursuant to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 5th day of March 2015.

Signature	Title

/s/ Ward J. Timken, Jr. Ward J. Timken, Jr.	Chairman, Chief Executive Officer and President (Principal Executive Officer) and Director

/s/ Christopher J. Holding Christopher J. Holding	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Amanda J. Sterling Amanda J. Sterling	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Joseph A. Carrabba Joseph A. Carrabba	Director

/s/ Phillip R. Cox Phillip R. Cox	Director

/s/ Randall Edwards Randall Edwards	Director

/s/ John P. Reilly John P. Reilly	Director

/s/ Diane C. Creel Diane C. Creel	Director

/s/ Donald T. Misheff Donald T. Misheff	Director

/s/ Ronald Rice Ronald Rice	Director

/s/ Randall J. Wotring Randall J. Wotring	Director